PLURISTEM LIFE SYSTEMS INC.
COMMON STOCK AND WARRANT
PURCHASE AGREEMENT

Common Stock and Warrant Purchase Agreement

This Common Stock and Warrant Purchase Agreement (this "Agreement"), dated as of October 25, 2004, between PLURISTEM LIFE SYSTEMS INC., a Nevada corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is referred to herein as an "Investor" and collectively as "Investors".

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock and Warrant.

1.1 Sale and Issuance of Common Stock and Warrant. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) pursuant to Section 1.2, and the Company agrees to sell and issue to each Investor at the Closing pursuant to Section 1.2, (i) a Common Stock (as defined below) purchase warrant in the form attached hereto as Exhibit A (each a "Warrant" and collectively the "Warrants") for the purchase of a number of shares of Common Stock as specified next to such investor's name in Schedule A hereto, at a purchase price per share of $0.3, and (ii) the shares (the "Shares") of common stock, par value $0.00001 per share, of the Company (the "Common Stock"), (which represents ____% of the pro forma Common Stock outstanding on the date of the Closing, assuming the issuance of the Shares and including all shares of Common Stock that are actually outstanding and shares issuable upon exercise of outstanding options, warrants and other convertible securities)), at a purchase price per share of $0.1 and for an aggregate purchase price with respect to each Investor as specified next to such investor's name in Schedule A hereto, payable in cash, wire transfer in immediately available funds and promissory notes, as specified in Section 1.2 herein below (the "Purchase Price").

1.2 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Common Stock and Warrants shall take place at a closing (the "Closing") to be held at the offices of Clark, Wilson, on or before 10:00 A.M. Pacific time, on October 27, 2004, or at such other time and place as the Company and the Investors (who shall be represented for this matter by Mr. Amir Uziel and/or Mr. Yoram Drucker (the "Investors Representatives") mutually agree upon in writing. The Closing may take place in tranches, with the Company accepting subscriptions for Shares from investors who have delivered their funds and this Agreement. Unless the context requires otherwise, "Closing" shall refer to the closing of the first purchase and sale of Shares and Warrants pursuant to this form of Agreement. At the Closing, the Company shall deliver to the Escrow Agent as named in the Escrow Agreement attached as Exhibit D to this Agreement (the "Escrow Agreement"): (i) a certificate representing the Common Stock that the Investor is purchasing pursuant to the terms hereof delivered to the Investor; (ii) an executed Warrant exercisable by each Investor for a number of shares equal to the Shares purchased by such Investor; (iii) a receipt for the Purchase Price actually received; and (iv) the other documents listed in Section 4 of this Agreement. At the Closing, each Investor shall deliver to the Company: (i) the Purchase Price due by such Investor by wire transfer in immediately available funds to a bank account to be designated by the Company in writing to the Investors; and (ii) the other documents listed in Section 5 of this Agreement.

1.3 Subsequent Closings. The Investors on a pro-rata basis, or any part of them and any additional persons joining the Investors to whom an Investor has assigned his/her right to purchase any portion of the Takedown Shares, where such additional persons ("Additional Investors") have signed Purchase Agreements similar to this Agreement and escrow agreements similar to the Escrow Agreement in a form acceptable to the Company and its legal counsel shall have the right to purchase, at their sole discretion, additional number of shares provided that the aggregate number of shares purchased pursuant to Section 1.2 and 1.3 shall not exceed 15,000,000 ("Takedown Shares"), for the same purchase price per share paid hereunder (as adjusted to reflect stock dividends, stock splits, re-capitalization and the like) and otherwise on the same terms and conditions as set forth herein. Closings of the sale of such Takedown Shares (each a "Subsequent Closing") shall be held at such location and time as may be notified at least three business days in advance in writing by any of the Investors Representatives to the Company, within 90 days after the date of the first Closing pursuant to Section 1.2 herein above. At a Subsequent Closing the Company shall deliver to the Escrow Agent pursuant to the Escrow Agreements on behalf of each Investor and/or Additional Investor participating in such Subsequent Closing (i) a certificate representing the Common Stock that the Investor is purchasing pursuant to the terms hereof delivered to the Investor; (ii) an executed Warrant exercisable by each Investor for a number of shares equal to the Shares purchased by such Investor ("Takedown Warrant"); (iii) a receipt for the Purchase Price actually received; and (iv) the other documents listed in Section 4 of this Agreement, against payment of the purchase price therefor by certified check, bank draft, wire transfer or any combination thereof and execution of this Agreement and any other Transaction Agreement as defined herein, in the event not already executed by such Investor.

The Investors and the Company further agree that: (i) the Company shall amend this Agreement solely to provide for the issuance of the Takedown Shares and Takedown Warrants to the Investors and/or Additional Investors under the terms and conditions of this Agreement, (ii) the Additional Investors shall become parties to this Agreement and other Transaction Agreements. The terms "Shares", "Warrants", "Closing" and "Investor", when used in this Agreement shall respectively be deemed to include such Takedown Shares and Takedown Warrants as are issued, each Subsequent Closing and each Additional Investor.

2. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investors on or prior to entering into this Agreement, which exceptions shall qualify the representation and warranty that has the corresponding number as the numbered paragraph in the Schedule of Exceptions, and which representations and warranties so qualified shall be deemed to be representations and warranties as if made hereunder, as of the date hereof and as of the date of Closing:

2.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the

Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. "Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Subsidiaries taken as a whole. (b) A true and complete list of all the

Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1(b) of the Schedule of Exceptions. Each Subsidiary is a wholly-owned subsidiary of the Company. Except as disclosed in Section 2.1(b) of the Schedule of Exceptions, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2 Certificate of Incorporation and By-laws. The Company has heretofore made available to the Investors a complete and correct copy of the Articles of Incorporation and the By-laws, each as amended to date, of the Company. Such Articles of Incorporation and By-laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.

2.3 Capitalization. (a) The authorized capital stock of the Company consists of (i) one billion four hundred million shares of Common Stock, par value $0.00001 per share. As of October 21, 2004, (i) 26,858,483 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Common Stock are held in the treasury of the Company, (iii) no shares of Common Stock are held by the Subsidiaries, and (iv) 3,883,820 shares of Common Stock are reserved for future issuance pursuant to outstanding employee stock options or stock incentive rights granted pursuant to the Company's 2003 Employee Option Plan and our 2004 Option Plan, (collectively, the "Plans"). As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section 2.3, other than the above listed options and 4,394,672 outstanding warrants each to purchase one share of Common Stock there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person, except pursuant to the Plans and outstanding Warrant Certificates. All outstanding shares of Common Stock, all outstanding stock options to purchase Common Stock, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable

U.S. securities laws, (ii) all applicable non-U.S. securities laws, (iii) all other applicable Laws (as defined below) and (iv) all requirements set forth in applicable contracts.

(b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above and in the documents of the Company filed with the SEC, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Company or any of its Subsidiaries to register, issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

2.4 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Investors' Rights Agreement in the form attached hereto as Exhibit B (the "Investors' Rights Agreement"), the Warrant, (the Investors' Rights Agreement and the Warrant are collectively referred to as the "Transaction Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transaction Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Transaction Agreements has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The Company Board of Directors (the "Board") has approved this Agreement, the Transaction Agreements and the transactions contemplated hereby or thereby and such approvals are sufficient so that the restrictions on business combinations set forth in the Nevada Corporations Code and no other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, (and any similar provisions, each a "Takeover Statute"), and no anti-takeover provision in the amended certificate of incorporation or by-laws of the Company shall not apply to any of the transactions contemplated hereby or thereby, including, but not limited to, any exercise of the Warrant or actions permitted pursuant to the Investors' Rights Agreement. The Company warrants and agrees to carry out its obligations as set out in the Investor Rights Agreement.

2.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) conflict with or violate any United States or other statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any foreign, United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission (including any stock exchange or inter-dealer quotation system) or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), other than any filings necessary to comply with federal and state securities or "blue sky" laws.

2.6 Permits; Compliance. Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

2.7 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since September, 2001, and has heretofore made available to the Investors, in the form filed with the

SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 2004, 2003, and 2002, respectively, and (ii) all other forms, reports and other registration statements filed by the Company with the SEC since January 1, 2003 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder existing at the time the Company SEC Reports were filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein , except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not have, individually or in the aggregate, a Material Adverse Effect) and for pro forma financial information disclosed therein.

(c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at June 30, 2004, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since that date.

(d) The Company has heretofore furnished or made available to the Investors complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

2.8 Absence of Certain Changes or Events. Since June 30, 2004, except as set forth in Section 2.8 of the Schedule of Exceptions, or as expressly contemplated by this Agreement, or specifically disclosed in any Company SEC Report filed since such date and prior to the date of this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect (c) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Company's capital stock except as expressly permitted by this Agreement; (d) any split in Company's capital stock, or any combination, subdivision or reclassification of any of Company's capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company's capital stock, except as expressly contemplated by this Agreement; or (e) any change by it in accounting principles, practices or methods except as required by changes in GAAP .

2.9 Absence of Litigation. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that, individually or in the aggregate, has had or would have a Material Adverse Effect. Neither the Company nor any Subsidiary nor any material property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

2.10 Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Transaction Agreements and under applicable state and federal securities laws.

2.11 Intellectual Property Rights. Except as disclosed in the Company SEC Reports, each of the Company and the Subsidiaries has sufficient title, right of use and/or ownership, free and clear of all liens, claims or restrictions, of all patents, patent rights, trademark rights, service mark rights, trade name rights, copyright rights, trade secrets, customer lists, information, proprietary rights, know-how, designs, computer programs, technical data, inventions and processes and other intellectual property or proprietary rights (collectively, the "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted (including the development, operation and sale of all products sold by it) without any conflict with or infringement of, or otherwise acting adversely to the rights or claimed rights of others (including without limitation, employees or former employees). Schedule 2.11 of the Schedule of Exceptions contains a complete list of patents and pending patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, licenses, trade names and similar rights of the Company and the Subsidiaries. No procedures have been commenced in any jurisdiction, nor to the Company's or any Subsidiary's knowledge, have been threatened, which would result in the cancellation of any issued patent, trademark or service-mark or materially and adversely affect the Intellectual Property. Except as listed in Schedule 2.11 of the Schedule of Exception there are no outstanding options, licenses, claims, encumbrances, shared ownership or interest of any kind or agreements of any kind relating to the Intellectual Property, nor is the Company or Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. Neither the Company nor Subsidiary have reason to believe, or have received any communications alleging that the Company or the Subsidiary have violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other person or entity. The Company and the Subsidiary and any of their respective directors or officers are not aware of any infringement of or conflict with asserted rights of others, with respect to any of Company's or Subsidiary's Intellectual Property and proprietary rights, or of any facts, or assertion of any facts, which could reasonably be expected to render any of Company's or Subsidiary's intellectual property or proprietary rights invalid or unenforceable. There is no Intellectual Property owned, authored, claimed or licensed by any third party which is used or is expected to be used by the Company or any Subsidiary to conduct its business that requires the payment of royalties, compensation, fees or otherwise to a third party. The Company and the Subsidiaries are not aware that any of the Company or its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the applicable Subsidiary or that would conflict with the Company's or the Subsidiary's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the carrying on any Subsidiary's business by the employees of such Subsidiary, nor the conduct of the Company's or the Subsidiary's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company and the Subsidiaries do not believe it is or will be necessary to utilize any inventions of any of its or any Subsidiary's employees (or people it or a Subsidiary currently intends to hire) made prior to or outside the scope of their employment by the Company or the Subsidiary. The Company has taken reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality and value of its and any Subsidiary's Intellectual Property and each of the Company's officers and employees and Subsidiary's employees that has access to the Company's or a Subsidiary's material Intellectual Property has entered into a non-competition agreement with the Company or the Subsidiary. At no time in the course of the conception of or reduction into writing of any of the Company's or a Subsidiary's Intellectual Property, was any developer, inventor or other contributor to such intellectual property operating under any grants from any governmental entity or agency or private source, or subject to any employment agreement, or invention assignment or nondisclosure agreement, or other obligation with any third party that could adversely affect or limit any intellectual property owned by or licensed to the Company or a Subsidiary, or which the Company or a Subsidiary otherwise has the right to use.

2.12 Brokerage. Except as provided in Section 6.12 herein, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the Transaction Agreements for which the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Company or Subsidiary.

2.13 Disclosure. (a) The Company is not aware of any facts pertaining to the Company or its Subsidiaries which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedule of Exceptions or the Company SEC Reports filed prior to the date hereof or otherwise disclosed to the Investor by the Company in writing, except that the Company has depleted most of its cash and will be unable to continue operations without raising additional cash.

(b) No representation or warranty of the Company in this Agreement or the Transaction Agreements, nor any statement or certificate furnished or to be furnished to the Investors pursuant to the Transaction Agreements, when taken in conjunction with all the information provided or made available by the Company to the Investors in connection with the transactions contemplated by this Agreement, taken as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

2.14 Registration Rights. Except as provided in the Schedule of Exceptions and the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person.

2.15 Agreements, Contracts and Commitments. Except as identified in the Schedule of Exceptions, during the past 12 months, neither the Company nor any of its Subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, nor is a breach, violation, or default continuing under, any Material Contract (as defined below) to which the Company or any Subsidiary is a party or by which its is bound. "Material Contract" means:

(a) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any material line of business or compete with any person in any material line of business; or

(b) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries.

2.16 Taxes. For purposes of this Agreement, the following terms have the following definitions: "Returns" means returns, declarations, statements, reports, forms or other documents or information required to be filed with or supplied to any governmental entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax. "Tax" or "Taxes" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, or assessments of any kind whatsoever imposed by any Governmental Authority, together with any interest or penalties imposed with respect thereto. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

Except to the extent that any breach, failure or inaccuracy is not reasonably likely to have a Material Adverse Effect on the Company: (i) all Returns required to be filed by or with respect to the Company or one of its Subsidiaries with respect to any taxable period ending on or prior to the Closing have been duly filed which showed that the Company owed Taxes and all such Returns are complete and accurate and (ii) all Taxes shown to be due on the Returns referred to in clause (i) have been paid in full.

2.17 Employee Matters. Section 2.17 of the Schedule of Exceptions sets forth an accurate list of any material compensation or benefit plan or agreement (including any employee benefit plan, program, policy, agreement or contract providing benefits to any current or former employee, officer or director of it or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by it or any of its Subsidiaries or to which it or any of its Subsidiaries contributes or is obligated to contribute (other than government-based plans), including any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), all employment or severance agreements, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plans, programs or policies (any of the foregoing a "Benefit Plan") of the Company and its Subsidiaries. There do not now exist, and to the Company's knowledge, there are no existing circumstances that could reasonably be expected to result in, any liabilities (a) under Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations (any such liability a "Controlled Group Liability") to the Company or any of its Subsidiaries except for those that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company. No Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is required to contribute (any such plan a "Company's Benefit Plan") is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company, (A) each of the Company's Benefit Plans has been operated and administered in all material respects in accordance with applicable Law and administrative rules and regulations of any Governmental Authority, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, against the Company's Benefit Plans, any fiduciaries thereof with respect to their duties to the Company's Benefit Plans or the assets of any of the trusts under any of the Company's Benefit Plans that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor or any similar non-U.S. Governmental Entities, any Company's Benefit Plan, any participant in a the Company's Benefit Plan, or any other party.

As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any material collective bargaining or other labor union contract applicable to individuals employed by the Company' or any of its Subsidiaries, and no such collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. Except as is not reasonably likely to have a Material Adverse Effect on the Company, (A) there is no labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries and (B) no unfair labor practice or labor charge or complaint has occurred with respect to the Company or any of its Subsidiaries.

3. Representations and Warranties of the Investor.

Each Investor hereby represents and warrants solely with respect to himself, herself or itself, as applicable that:

3.1 Organization and Qualification. If the Investor is a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2 Authority Relative to This Agreement. The Investor has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Agreements by the Investor and the consummation by the Investor of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement and the Transaction Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Transaction Agreements has been duly and validly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Investor, constitutes a Agreements, upon execution and delivery by the Company will constitute) legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3.3 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the Transaction Agreements by the Investor do not, and the performance of this Agreement and the Transaction Agreements by the Investor will not, (i) conflict with or violate the organizational documents of the Investor or (ii) conflict with or violate any Law applicable to the Investor.

(b) The execution and delivery of this Agreement and the Transaction Agreements by the Company do not, and the performance of this Agreement and the Transaction Agreements by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

3.4 Brokerage. Except as provided in Section 6.12 herein, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the Transaction Agreements for which the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Investor or any of its subsidiaries.

3.5 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Investor is an "accredited investor" within the meaning of

Regulation D promulgated under the Securities Act, that the Common Stock and Warrant to be received by the Investor (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same other than in a transaction registered under the Securities Act or exempt from, or not subject to, such registration. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.6 Disclosure of Information. The Investor has been afforded access to such information as it has requested regarding the Company and its Subsidiaries and their respective financial condition, operating results, properties, liabilities, operations and management. The Investor has reviewed all documents filed by the Company with the SEC and which are filed on the EDGAR website.

3.7 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect ("Rule 144"), and understands the resale limitations imposed thereby and by the Securities Act.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legend(s):

"These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

"The shares represented hereby are subject to certain restrictions under the terms of the Investor Rights Agreement, dated October 25, 2004, as amended from time to time, between the issuer and the holder hereof and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of that agreement."

3.9 Omitted.

3.10 If the Investor is not a "U.S. Person" as defined in Regulation S promulgated under the Securities Act ("Regulation S"):

(i) The Investor was not organized under the laws of any United States jurisdiction, was not formed for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of any US Person;

(ii) At the time the buy order for this transaction was originated, the Investor was outside the United States;

(iii) All subsequent offers and sales of the Shares will be made (A) outside the United States in compliance with the provisions of Regulation S (including Rule 901 through Rule 905 and the Preliminary Notes thereto) (B) pursuant to registration of the Shares under the Securities Act, or (C) pursuant to an exemption from such registration.

(iv) The Investor agrees not to engage in hedging transactions with regards to such Shares unless with compliance to the Securities Act.

(v) The certificates representing the Shares shall be stamped or otherwise imprinted with the Legend set forth in Section 3.8 to this Agreement.

(vi) The Company shall not register any transfer of the Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

3.11 If the Investor is a U.S. Person, the Investor is an Accredited Investor as defined by Regulation D Rule 501 and has signed and delivered to the Company an Accredited Investor Questionnaire in the form attached hereto as Exhibit C.

3.12 If the Investor is not a U.S. Person nor a resident of Israel, the Investor warrants and represents that the issuance of the Common Stock and Warrants to the Investor is exempt from the prospectus and registration requirements of the laws of the jurisdiction of residence of the Investor and that the Company is not required to make any filings or take other steps in such jurisdiction to validly and lawfully issue the securities contemplated by this Agreement to the Investor.

4. Conditions of the Investors Obligation to Affect the Closing.

The obligations of the Investors to consummate the transactions contemplated hereby are subject to the fulfillment or waiver (where permissible) on or before the Closing of each of the following conditions:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct as of the date hereof and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Compliance Certificate. The President of the Company shall have delivered to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled. In addition, the Compliance Certificate shall state the number of shares of the outstanding Common Stock of the Company immediately prior to the Closing.

4.4 Incumbency Certificate. The certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other Transaction Agreements and all other documents to be delivered hereunder and thereunder.

4.5 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and effective as of the Closing.

4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident to the Closing shall be reasonably satisfactory in form and substance to the Investors counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.7 Board of Directors. Mr. Meir Segev and Mr. Robert Pico, two out of the five members of the Company's Board shall have executed resignation letters, effective immediately upon Closing of a minimum of $500,000 in value of Shares and Warrants pursuant to Section 1.2, and the remaining members of the Company's Board shall have at that time taken all necessary action to appoint the nominees of the Investors (who shall initially be Yoram Drucker and Israel Ben Yoram) to fill the vacancies created by the resignations as per Section 78.335 of Nevada Revised Statutes effective immediately after the Closing pursuant to Section 1.2.

4.8 Investors' Rights Agreement. The Company shall have executed and delivered to the Investor a counterpart to the Investors' Rights Agreement.

4.9 Warrant. The Company shall have executed and delivered to each Investor the applicable Warrant.

4.10 Takeover Statute. The Company shall take all necessary steps such that no Takeover Statute, and no anti-takeover provision in the amended certificate of incorporation or by-laws of the Company is, or will be, applicable to the transactions contemplated by this Agreement and the Transactions Agreement.

4.11 No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have or could have, a Material Adverse Effect.

5. Conditions of the Company's Obligation to Affect the Closing.

The obligations of the Company to consummate the transactions contemplated hereby are subject to the fulfillment or waiver (where permissible) on or before the Closing of each of the following conditions, with respect to each Investor severally and not jointly:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct as of the date hereof and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the hereby and all documents incident to the Closing shall be reasonably satisfactory in form and substance to the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.4 Investors' Rights Agreement. The Investors shall have executed and delivered a counterpart to the Investors' Rights Agreement.

6. Miscellaneous.

6.1 Survival of Representations, Warranties and Other Agreements. The representations, warranties and other agreements of each of the Company and the Investors, respectively, included or provided for in the Transaction Agreements, shall survive the execution and delivery of this Agreement, the other Transaction Agreements and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investors.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Israel as applied to agreements executed in and to be performed entirely within Israel. In any event of dispute not amicably resolved within 10 days of the written notice of any party, the parties hereby irrevocably submit to the jurisdiction of the courts of Israel solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in

Section 6.6 (Notices), or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts executed and delivered via any form of electronic transmission shall be deemed originals.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally, by courier, by facsimile or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office; and (ii) in the case of any Investor, to the address of such Investor as set forth on the signature page hereto or such other address of such Investor as shall be designated in writing from time to time by such Investor. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent. Notices sent by facsimile shall be deemed received on the day of written confirmation of receipt of such facsimile.

6.7 Expenses. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing pursuant to Section 1.2 is effected, the Company shall, on the earlier of (a) 60 days after the first Closing and (b) at the Closing pursuant to Section 1.2 which results in the sale of an aggregate of at least $500,000 in value of Shares and Warrants, reimburse the reasonable fees of special counsel for Investors, plus VAT if applicable, and shall, upon receipt of a bill therefore, reimburse the reasonable out of pocket expenses of such counsel to a maximum of $20,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Amendments and Waivers. Any term of this Agreement may be amended only in writing signed by, or on behalf of, the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Shares. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights shall not constitute a waiver of any of such rights.

6.9 Severability. If any term or provision of this Agreement is held to be unenforceable under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

6.10 Publicity. Except as may be required by the Company pursuant to its obligations as a reporting issuer, no party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

6.11 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.12 Finders' Fees. The parties hereto acknowledge that various agents, brokers, investment bankers, persons or firms acting on behalf of or under the authority of all or part of the Investors or Company or its affiliates or subsidiaries are, or will be, or may become entitled to broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. The Company further agrees to pay or otherwise cover such fees up to an amount equal to 5% of the amount of the investment such fee is paid in connected with, plus issuance of Warrants for a number of shares equal to 5% of the number of shares subject to the Warrant issued to the Investor such fee is paid in connection with (and in the aggregate up to 5% of the total investment plus 5% of the Warrants shares).

SIGNATURE PAGE
TO
PLURISTEM LIFE SYSTEMS, INC.
PURCHASE AGREEMENT
Dated October 25, 2004

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____day of October, 2004.

Amount of Subscription: $__________	___________________________________ Print Name

Number of Shares to be Purchased: __________	___________________________________ Signature of Investor

___________________________________ Address and Fax Number including State of residence

___________________________________ E-mail Address

ACCEPTED AND AGREED:

PLURISTEM LIFE SYSTEMS, INC.
By: ____________________

Dated: ____________________

SIGNATURE PAGE
TO
PLURISTEM LIFE SYSTEMS, INC.
PURCHASE AGREEMENT
Dated October 25, 2004

IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ______ day of October, 2004.

Number of Shares to be Purchased: __________

___________________________________ Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By: __________________________________ (Authorized Signatory)
Name: ________________________________
Title: _________________________________
Address including State of residence and Fax Number: _____________ ___________________________________

Taxpayer Identification Number: __________

Date and State of Incorporation or Organization: ____________________
Date on which Taxable Year Ends: ______________________________
E-mail Address: ________________________

ACCEPTED AND AGREED:

PLURISTEM LIFE SYSTEMS, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________
Dated: ______________________________

SCHEDULE OF EXCEPTIONS

2.1(b) Pluristem, Inc., an Israel company

2.8 Nil

2.11 U.S. Trademark on the word PluriX" obtained June 22, 2003; and exclusive rights to the technology covered by International Application published under the Patent Cooperation Treaty publication number WO 00/46349 entitled "Method and Apparatus for Maintenance and Expansion of Hematopoietic stem cells and/or Progenitor Cells".

2.14 Registration Rights for 3,000,000 shares and 3,300,000 warrants pursuant to a private placement issued in January, 2004, already registered on form SB-2.

2.15 Nil.

2.17 Nil.

Exhibit C

ACCREDITED INVESTOR QUESTIONNAIRE

ONLY U.S. SUBSCRIBERS NEED TO SIGN THIS

All capitalised terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")) and has indicated an interest in purchasing Shares of Pluristem Life Systems, Inc. (the "Company"). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Subscriber satisfies)

_____  Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

_____  Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

_____  Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____  Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_____  Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

_____  Category 6 A director or executive officer of the Company;

_____  Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

_____  Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

______________________________________________________________________________

______________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 20_____.

If a Corporation, Partnership or Other Entity: Print or Type Name of Entity Signature of Authorized Signatory Type of Entity	If an Individual: Signature Print or Type Name Social Security/Tax I.D. No.